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                                                                     EXHIBIT 4.1

YUKON JUSTICE

                           BUSINESS CORPORATIONS ACT
                                 (Section 174)

                                                                       FORM 6-01

                      RESTATED ARTICLES OF INCORPORATION

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1.   Name of Corporation:

     LML PAYMENT SYSTEMS INC.

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2.   The classes and any number of shares that the Corporation is authorized to issue:

     See attached schedule "A"

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3.   Restrictions, if any, on share transfers:

     N/A

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4.   Number (or minimum and maximum number) of directors:

     Minimum of three and a maximum of fifteen. The number of directors shall be determined by resolution of the board of directors as set out in the notice calling the meeting provided that the number of directors may not be less than the minimum number nor more that the maximum number set out in the articles.

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5.   Restrictions, if any, on business the Corporation may carry on:

     The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.

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6.   Other provisions, if any:

     (a) Shareholder meetings may be held in Vancouver, British Columbia, Whitehorse, Yukon, Dallas, Texas and Phoenix, Arizona


     (b) The directors may, between annual general meetings, appoint one or more additional directors of the Corporation, to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual general meeting of the Corporation

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The foregoing restated Articles of Incorporation correctly set out without substantive change the corresponding provisions of the Articles of Incorporation as amended and supersede the original Articles of Incorporation.

________________________________________________________________________________
7.   Date                     Signature                Title

 Oct 31, 2000            /S/ CAROLYN MOSHER      Corporate Secretary
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                                 SCHEDULE "A"
                                 ------------

                 TO THE RESTATED ARTICLES OF INCORPORATION OF

                           LML PAYMENT SYSTEMS INC.

The Corporation is authorized to issue 100,000,000 common shares without par value, 150,000,000 Class A Preferred Shares with a par value of $1.00 and 150,000,000 Class B Preferred Shares with a par value of $1.00 which have the following rights and conditions:

Common Shares
-------------

The holders of the common shares shall be entitled:

(a) To vote at all meetings of shareholders of the Corporation except meetings at which only holders of a specified class of shares are entitled to vote;

(b) To receive, subject to the rights of the holders of another class of shares, any dividend declared by the Corporation; and

(c) To receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Class A Preferred Shares Issuable in Series
-------------------------------------------

The Class A Preferred Shares of the Corporation shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

(a)  The Corporation may issue Class A Preferred Shares in one or more series;

(b) The directors may by resolution authorize Articles of Amendment of the Corporation fixing the number of shares in, and determining the designation of the shares of each series of Class A Preferred Shares;

(c) The directors may by resolution authorize Articles of Amendment of the Corporation creating defining and attaching special rights and restrictions to the shares of each series.

Class B Preferred Shares Issuable in Series
-------------------------------------------

The Class B Preferred Shares of the Corporation shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

(a)  The Corporation may issue Class B Preferred Shares in one or more series;

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(b)  The directors may by resolution authorize Articles of Amendment of
Corporation fixing the number of shares in, and determining the designation of the shares of, each series of Class B Preferred Shares;

(c) The directors may by resolution authorize Articles of Amendment of the Corporation creating, defining and attaching special rights and restrictions to the shares of each series.